Consent of Ernst & Young, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arkansas Best Corporation Employees' Investment Plan of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Arkansas Best Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG
Little Rock, Arkansas
March 29, 1994